Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

The undersigned, being the Chief Financial Officer of Texas Eastern Products Pipeline Company, LLC, the sole general partner of TEPPCO Partners, L.P. (the “Company”), hereby certifies that, to his knowledge, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, filed with the United States Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-Q. A signed original of this written statement required by Section 906 has been provided to TEPPCO Partners, L.P. and will be retained by TEPPCO Partners, L.P. and furnished to the Securities and Exchange Commission or its staff upon request.

July 30, 2003

Date

/s/ CHARLES H. LEONARD

Charles H. Leonard
Senior Vice President and Chief Financial Officer
Texas Eastern Products Pipeline Company, LLC, General Partner